Exhibit 4.2
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.
THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 19.

No. W-2004-3A	Right to Purchase 108,964 Shares of Common Stock of Zix Corporation
ZIX CORPORATION
Common Stock Purchase Warrant
     ZIX CORPORATION, a Texas corporation, hereby certifies that, for value received, Rodman & Renshaw, LLC, or registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), 108,964 fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.
     1. Definitions.
     (a) As used in this Warrant, the term “Holder” shall have the meaning assigned to such term in the first paragraph of this Warrant.
     (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Warrant.
     (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Board of Directors” means the Board of Directors of the Company.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.
     “Common Stock” includes the Company’s Common Stock, par value $0.01 per share (and any purchase rights issued with respect to the Common Stock in the future in a shareholder rights or similar plan), as authorized on the date hereof, and any other securities into which or for which the Common Stock (and any such rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.
     “Common Stock Equivalents” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.
     “Company” shall include Zix Corporation, a Texas corporation, and any Person who shall succeed to or assume the obligations of Zix Corporation or of any successor or assuming corporation or entity hereunder in accordance with the terms hereof.
     “DTC” shall have the meaning provided in Section 3(a).
     “Expiration Date” means August 8, 2010.
     “Issuance Date” means the date of original issuance of this Warrant or its predecessor instrument.
     “Nasdaq” means any of the various Nasdaq inter-dealer quotation system markets.
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “1933 Act” means the Securities Act of 1933, as amended.
     “Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5.
     “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
     “Purchase Price” means $3.04, subject to adjustment as provided in this Warrant.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Restricted Securities” means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).
     “Rule 144A” means Rule 144A as promulgated under the 1933 Act.
     “SEC” means the Securities and Exchange Commission.
     “Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.
     “Tender Offer” means a tender offer, exchange offer or other offer by the Company to repurchase outstanding shares of its capital stock.
     “Trading Day” means at any time a day on whichever of the national securities exchange, the Nasdaq or other securities market which at such time constitutes the principal securities market for the Common Stock is open for general trading.
     “VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the principal trading market on which the Common Stock is traded, as reported by Bloomberg Financial, L.P. (based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that if the VWAP is being determined during any period, the VWAP shall be subject to equitable adjustments from time to time on terms reasonably acceptable to the Holder for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Company or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.
     2. Exercise of Warrant.
     (a) This Warrant may be exercised by the Holder in whole at any time or in part from time to time on or before the Expiration Date by (x) surrendering this Warrant to the Company,

(y) giving a subscription form in the form of Exhibit 1 to this Warrant (duly executed by the Holder) to the Company, and (z) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in any such case, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.
     (b) At any time during the term of this Warrant, the Company shall have the right by giving written notice to the Holder (the “Mandatory Exercise Notice”) to require that the Holder exercise this Warrant during the Mandatory Exercise Period (as defined below) with respect to the lesser of (i) 54,482 shares (subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of this Warrant) or (ii) the number of shares of Common Stock then issuable with respect to this Warrant, so long as the following conditions precedent are satisfied:
(A)	on the date the Mandatory Exercise Notice is given and at all times thereafter through the Mandatory Exercise Period, the SEC registration statement covering the resale of the shares of Common Stock issuable with respect to this Warrant shall be effective and available for use by the Holder for the resale of the shares of Common Stock to be so issued upon the mandatory exercise of this Warrant; and

(B)	during the period of 5 consecutive Trading Days ending on and including the Trading Day immediately prior to the effective date of the Mandatory Exercise Notice, the VWAP of the Common Stock shall have been at least equal to $6.08.
To exercise its right of mandatory exercise under this Section 2(b) the Company shall give the Mandatory Exercise Notice to the Holder not less than 5 Trading Days prior to the beginning date of the Mandatory Exercise Period, stating that: (i) the Company is exercising its right to require the Holder to exercise this Warrant in accordance with this Section 2(b), and (ii) that all of the conditions of this Section 2(b) entitling the Company to require the Holder to exercise this Warrant have been met. “Mandatory Exercise Period” shall mean a period of 30 consecutive Trading Days (beginning not less than 5 Trading Days after the effective date of the Mandatory Exercise Notice) as specified in the Mandatory Exercise Notice.

     3. Delivery of Stock Certificates, etc., on Exercise. (a) As soon as practicable after the exercise of this Warrant and in any event within three Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for legends referenced in Section 6.11 of the Purchase Agreement), plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the VWAP of one full share of Common Stock, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise on the date of the exercise of this Warrant that gives rise to such fraction (or the immediately preceding Trading Day if this Warrant is exercised on a day other than a Trading Day). In lieu of delivering physical certificates for the shares of Common Stock (or Other Securities) issuable upon any exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock (or Other Securities) issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock (or Other Securities) or payment of cash upon exercise of this Warrant (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company’s reasonable satisfaction that no such tax or charge is due. Upon exercise of this Warrant as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock in accordance with the terms of this Warrant shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise.
     4. Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely:

     (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
     (ii) any consolidation, merger statutory exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock,
     (iii) any transaction or event in connection with which all or substantially all the Common Stock (or Other Securities) shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise), or
     (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:
     (x) this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this Warrant) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 4 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),
     (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant, and

     (z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.
Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities or other property or assets receivable thereupon by a holder of shares of Common Stock includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     (b) The above provisions of this Section 4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.
     5. Adjustment for Certain Extraordinary Events. If on or after the Issuance Date the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance, subdivision or combination, as the case may be, by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.
     6. Tax Adjustments. The Company may make such reductions in the Purchase Price, in addition to those required by Sections 4 and 5 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     7. Minimum Adjustment. (a) No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All such calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.
     (b) No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.
     8. Notice of Adjustments. Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Trading Days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment but which such statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     9. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof (other than any tax arising by reason of a transfer deemed to occur by the issuance of Common Stock (or Other Securities) upon exercise of this Warrant to a Person other than the Holder), on the exercise of all or any portion of this Warrant from time to time outstanding.
     10. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of all other Common Stock Equivalents from time to time outstanding (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.
     11. Transfer of Warrant. This Warrant shall inure to the benefit of the successors to and, upon transfer hereof in accordance with the terms hereof and of the other Transaction Documents, assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in Person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in the form attached to this Warrant, or other customary form, duly executed by the transferring Holder.

     12. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.
     13. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 12, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock (or Other Securities) which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.
     14. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor without charge to the Holder.
     15. Warrant Agent. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company’s agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 13, and replacing this Warrant pursuant to Section 14, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.
     16. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
     17. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock (or Other Securities) purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     18. Notices, etc. All notices and other communications from the Company to the Holder shall be in writing and delivered personally, by confirmed facsimile, by a nationally recognized overnight courier service or mailed by first class certified mail, postage prepaid, at such facsimile telephone number or address as may have been furnished to the Company in writing by the Holder or at such facsimile telephone number or the address shown for the Holder on the register of Warrants referred to in Section 12.
     19. Transfer Restrictions. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) or a QIB in a transfer that meets the requirements of Rule 144A and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the registration statement covering the resale of the Common Stock shares issuable under this Warrant and the prospectus related thereto, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer.
     20. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any shares of Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time.] Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.
     21. Legend. The provisions of Section 6.11 of the Purchase Agreement and the related definitions of capitalized terms used therein and defined in the Purchase Agreement are by this reference incorporated herein as if set forth in full at this place.
     22. Amendment; Waiver. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     23. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings, captions and footers in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
     24. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf by one of its officers thereunto duly authorized.
Dated: Executed on October 16, 2006, to be effective August 9, 2005

ZIX CORPORATION

By:
Name: Bradley C. Almond
Title: Chief Financial Officer

ASSIGNMENT
     For value                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee:                     ) the attached original, executed Warrant to purchase                      share of Common Stock of Zix Corporation, a Texas corporation (the “Company”), and hereby irrevocably constitutes and appoints                      attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:
[     ] To the Company or a Subsidiary; or
[     ] To a QIB pursuant to and in compliance with Rule 144A; or
[      ] To an “accredited investor” (as defined in Regulation D under the 1933 Act) pursuant to and in compliance with the 1933 Act; or
[      ] Pursuant to and in compliance with Rule 144 under the 1933 Act;
and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an “affiliate” (as defined in Rule 144 under the 1933 Act) of the Company.
[      ] The transferee is an affiliate of the Company.
          Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.

Dated:	NAME:

Signature(s)

Exhibit 1
FORM OF SUBSCRIPTION
ZIX CORPORATION
(To be signed only on exercise of Warrant)

TO:	Zix Corporation 2711 N. Haskell Avenue Suite 2300, LB 36 Dallas, Texas 75204 Attention: Chief Financial Officer
     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to                      shares (the “Exercise Shares”) of Common Stock, as defined in the Warrant, of Zix Corporation, a Texas corporation (the “Company”).
     2. The undersigned Holder elects to pay the aggregate purchase price for the Exercise Shares (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $                    , or (ii) by wire transfer of United States funds to the account of the Company in the amount of $                    , which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;
     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

Name:

Address:

Social Security or Tax Identification Number (if any):

Dated:
(Signature must conform to name of Holder as specified on the face of the Warrant)

(Address)